Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated May 14, 2007, relating to the consolidated financial statements and financial statements schedule of Trina Solar Limited, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

May 15, 2007